Amendment to the China-Foreign Joint Venture Agreement (the "Agreement")
                               Dated 27 July 1999

     BETWEEN:

     The Nanjing Yiyao Group Company Limited (Party A)

     AND:

     Allwin Newtech Ltd. (Party B)

Article 19 of the Agreement is hereby amended to read as follows:

"The Board of Directors shall hold meetings at least once a year. This shall be called and held by the Managing Director. Subject to a motion carried by two-fifths of the directors, the Managing Director may call an extraordinary meeting. The minutes of the meetings shall be filed and kept. In principal, the meetings shall be held at the place where the Joint-Venture Company is but may be decided by the Board of Directors to be held elsewhere. The quorum for a directors meeting shall be three-fifths of all the directors. The resolutions of the Board of Directors shall come in the written form. The resolutions of the Board of Directors shall have binding force. Those directors who are unable to attend a directors meeting may sign proxies to appoint other directors to carry out their duties."

All other articles shall remain as written in the original Agremeent dated 27 July 1999.

The Amendment is drawn up on 24 November 2000 and is signed by the authorized representatives of both Party A and Party B.

Party A:  The Nanjing Yiyao Group Company Limited


                                                                        [seal]
Jian Mao Li

Authorized Signature


Party B:  Allwin Newtech Ltd.


                                                                        [seal]
Longbin Liu

Authorized Signature